UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Base Salaries

On February 28, 2011, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Albemarle Corporation (the “Company) established the following base salaries for the named executive officers that are effective as of April 1, 2011: Mark C. Rohr ($900,000); Luther C. Kissam IV ($625,000); John M. Steitz ($572,000); Scott A. Tozier ($400,000); and John J. Nicols ($410,000).

2011 Annual Incentive Plan

On February 28, 2011, the Committee approved the 2011 annual incentive plan target percentages for the named executive officers of the Company, pursuant to the Albemarle Corporation 2008 Incentive Plan (the “Incentive Plan”). Under the Incentive Plan, each of the named executive officers is eligible to receive an annual cash incentive payment of 0 to two times a target percentage of their respective base salaries if certain company-wide criteria established by the Committee are met for 2011. The target percentages of base salary are as follows: Mark C. Rohr (120%); Luther C. Kissam IV (85%); John M. Steitz (75%); Scott A. Tozier (60%); and John J. Nicols (60%). The named executive officers earn these targeted percentages for achieving target performance levels under the Incentive Plan company-wide metrics. For superior corporate performance, up to two times target may be earned. In addition, based on specific individual performance goals, an additional amount may be earned up to the set maximum potential bonus. The maximum amounts payable for 2011 are as follows: Mark C. Rohr ($3,240,000); Luther C. Kissam IV ($1,593,750); John M. Steitz ($1,287,000); Scott A. Tozier ($720,000); and John J. Nicols ($738,000). In order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, in 2011, if EBITDA excluding special items exceeds 5% of Net Sales, the awards are initially determined at maximum. The annual incentive awards actually paid to the named executive officers are then adjusted to a level below the plan maximum in accordance with the targets described above. The Committee bases the annual incentive awards for named executive officers on performance measures allowed by the Incentive Plan and uses its negative discretion to pay incentive awards for the executives at the performance level achieved against the goals. The Committee also established the annual incentive plan company-wide metrics for 2010 bonuses based on the following factors: EBIT (60%), cash flow from operations (30%) and stewardship (10%), which includes metrics related to safety and the environment. Any incentive payments earned under the Incentive Plan for 2011 will be paid in the first quarter of 2012.

“EBIT” is combined income of each segment before interest and taxes less corporate expenses before special items each calendar year in the measurement period as determined by the Company for such purpose provided, however, that in accordance with the Incentive Plan and as approved by the Committee in its sole and absolute discretion, EBIT may be adjusted to reflect extraordinary and significant events that distort current earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: March 4, 2011	By:	/s/ Karen G. Narwold
		Name:	Karen G. Narwold
		Title:	Senior Vice President, General Counsel and Corporate Secretary